Exhibit 10.9

I have read, understood and do accept the Stock Option Plan 2021.

I accept that any options granted qualify as a voluntary benefit for me (Gratifikation/gratification) and shall under no circumstances be regarded as salary (Lohn/salaire):

[name]	[company]

[date]	[signature]

[Signature]	[Place/Date]

STOCK OPTION PLAN 2021

(“SOP 2021”)

OF RELIEF THERAPEUTICS Holding Ltd.

TABLE OF CONTENTS

I. PRINCIPLES OF THE EQUITY AWARDS PROGRAM	3
A. GENERAL INFORMATION AND PURPOSE	3
B. ADMINISTRATION / DELEGATION / PARTICIPANTS	3
II. DETAILS OF STOCK OPTIONS	4
A. GRANTING OF OPTIONS	4
B. PRICE OF OPTIONS	4
C. TYPE OF OPTIONS / EXERCISE RATIO	5
D. OPTION TERM	5
E. VESTING PERIOD	5
F. EXERCISE PERIOD	5
G. METHOD OF EXERCISE	6
H. EXCHANGE OF OPTIONS FOR SHARES AGAINST PAYMENT OF EXERCISE PRICE IN CASH	6
I. DATE OF EXECUTION / REGISTRATION IN THE SHARE REGISTER	6
J. DIVIDEND PAYMENTS, VOTING, PARTICIPATION AND PROPERTY RIGHTS	7
K. INSIDER RULES / RULES ON MANAGEMENT TRANSACTIONS	7
III. TAXES AND SOCIAL SECURITY PAYMENTS	7
IV. SPECIAL PROVISIONS	8
A. TERMINATION OF EMPLOYMENT	8
1. RETIREMENT	8
2. WRITTEN MUTUAL TERMINATION AGREEMENT	8
3. DISABILITY / DEATH	8
4. TERMINATION / RESIGNATION	9
5. CAUSE	9
B. TRANSFER / LEAVE OF ABSENCE	10
C. NON-TRANSFERABILITY / NO HEDGING / CONFIDENTIALITY / DATA PROTECTION	10
1. TRANSFER RESTRICTION ON OPTIONS	10

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2. NO HEDGING	10
3. CONFIDENTIALITY	10
4. DATA PROTECTION	11
D. FORFEITURE PROVISIONS	11
E. NO RIGHT OF CONTINUED EMPLOYMENT	11
F. NO RIGHT OF CONTINUED OPTION GRANT	11
G. INVESTMENT OPPORTUNITY	11
H. RECAPITALIZATION OF RELIEF OR EXTRAORDINARY DIVIDENDS	12
I. CHANGE IN CONTROL / LIQUIDATION / TRANSFER EVENT / RESTRUCTURING	12
J. U.S. SELLING RESTRICTIONS	13
V. CONSENT TO TERMS AND CONDITIONS OF THE PLAN	14
VI. AMENDMENT / APPLICABLE LAW AND JURISDICTION	14
A. AMENDMENTS TO OR CANCELLATION OF THE EQUITY AWARDS PROGRAM / SUB-PLANS	14
B. COMPLIANCE WITH ARTICLES OF ASSOCIATION / SEVERABILITY	15
C. APPLICABLE LAW	15
D. JURISDICTION	15
VII. EFFECTIVE DATE	15

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I. PRINCIPLES OF THE EQUITY AWARDS PROGRAM

A. General Information and Purpose

Under the corporate name of RELIEF THERAPEUTICS Holding Ltd., there exists a share corporation pursuant to art. 620 et seq. of the Swiss Code of Obligations (“CO”) with unlimited duration and current domicile in Geneva, Switzerland (“RELIEF”). The share capital of RELIEF consists of fully paid-in registered shares with a par value of CHF 0.01 each (the “Shares”), which are listed on the SIX Swiss Exchange.

This Stock Option Plan (the “Plan”) lays out the details for options granted in order to promote the interests of RELIEF and its Affiliates by providing selected key employees (full and part time employees), members of the board of directors of RELIEF (the “Board”), officers and / or advisors of RELIEF and its Affiliates (the “Employees”) with an opportunity to obtain stock options (the “Options”) on Shares and to acquire a proprietary interest in RELIEF and companies in which RELIEF holds directly or indirectly a controlling or non-controlling interest (the “Affiliates”) as an incentive for them to remain in the service of RELIEF and to contribute to the future success and prosperity of RELIEF. Any participation by any person is strictly voluntary and any grant made under this Plan shall be a voluntary benefit for the participant (as defined below) (Gratifikation/gratification; art. 322d CO) and shall under no circumstances be regarded as salary (Lohn/salaire).

The Plan shall (i) create a long-term bond between Employees and RELIEF, (ii) align the interests of Employees and shareholders of RELIEF, (iii) enable RELIEF to attract talented professionals, and / or (iv) provide an increased incentive for Employees to make significant and extraordinary contributions to the long-term performance and growth of RELIEF.

The maximum number of Shares of RELIEF for which Options may be granted to members of the Board and Employees respectively, under the Plan shall be such number as the Board shall determine from time to time.

This Plan follows the principles as determined in the articles of association of RELIEF.

B. Administration / Delegation / Participants

The Board shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any Option or Shares issued hereunder.

The Board may delegate all or part of its tasks to a committee consisting of members of the Board and/or the management or such other person(s) as the Board deems appropriate (the “Committee”).

The Board shall appoint the person or department who is responsible for receiving and executing option grant agreements (as defined below) and option exercise notices (as defined below) (the “Administrator”), and perform all other acts relating to the day-to-day administration of this Plan.

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The Administrator may appoint one or several custodian banks who, acting in the name and on behalf and for the account of RELIEF, shall, among other things, be responsible for (a) holding Options in custody and ensure blocking until lapse of the vesting period (as defined below), (b) establishing custody accounts for the participants, (c) establishing procedures which enable the participants to exercise Options, and (d) such other tasks as defined by the Administrator (the “Custodian”).

Upon nomination by executives and senior management, the executive committee of RELIEF (the “Executive Committee”) shall approve and designate from time to time in its sole discretion those nominated Employees to whom Options are to be granted and who thereby become participants under this Plan (the “Participants”). Any such approval and designation with respect to members of the Executive Committee shall be made by the Board.

RELIEF shall fulfil the reporting and other obligations set forth by the applicable federal, cantonal and communal tax and social security rules and regulations.

II. DETAILS OF STOCK OPTIONS

A. Granting of Options

Options granted under this Plan enable the Participant to acquire the numbers of stocks listed in the option grant agreement (the “Option Grant Agreement”) signed by RELIEF and the Participant in such form and with such terms and conditions as the Board shall determine in its sole discretion. The Option Grant Agreement shall include by reference the terms of the Plan as a condition under which the Options are issued and received and specify the number of Options granted, the date of grant of the Options (the “Grant Date”), the exercise price as well as the vesting and exercise periods. The maximum number of stocks, which may be issued, shall be determined by the Board. To the extent that RELIEF does not have sufficient conditional capital or treasury shares to honor its obligations at the time of exercise of any Options for stock, such Options shall automatically be requalified as an option for a corresponding number of Option rights.

The Option Grant Agreement (and / or equivalent or similar electronic forms and procedures) requires a Participant to accept grants and the terms and conditions of this Plan until a certain date. In the event that a Participant fails to meet any such deadline, RELIEF may assume that a Participant does not accept the granting of Options under the Plan. As a result, the relevant granting of Options shall be deemed forfeited and RELIEF will have no further obligations under the Plan and the relevant Option Grant Agreement towards the respective Participant.

The granting of Options will be subject to obtaining any approval or consent required under the provisions of an applicable stock exchange or of any applicable laws.

The Options are personal to the Participant to whom they are granted, i.e. may not be transferred in any way.

B. Price of Options

The Options shall be granted to Participants free of charge unless the Option Grant Agreement specifies otherwise.

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If the Option is not given free of charge, the exercise price shall be fixed by the Administrator within the guidelines set and approved by the Board or a Committee thereof. For Options, the exercise price becomes immediately due upon exercise of the Option, and shall be payable to RELIEF. An Option can be exercised only once RELIEF has received the payment. The Administrator may provide for alternative payment arrangements.

C. Type of Options / Exercise Ratio

The Options granted under the Plan are American style options meaning that the Options can be exercised, unless otherwise determined herein, at any time within the Exercise Period (as defined below).

One (1) Option entitles the Participant to purchase one (1) Share.

D. Option Term

Each Option shall be evidenced by one or more documents in the form proposed by the Board. Each document evidencing an Option shall, in addition, be subject to the provisions of this Plan.

Subject to the provisions of the Plan with respect to death, retirement, disability and termination of or resignation from employment, the option term commencing from the date that the Option is granted to the end of the exercise period (as defined below) (the “Option Term”) shall be specified in the Option Grant Agreement.

Exercisable Options can be exercised during the exercise period (as defined below) by providing the Administrator with a written notice and wiring the Exercise Price to RELIEF.

E. Vesting Period

Options granted under the Plan will restrict the Participant’s rights of ownership of the Options for a limited and specified period (the “Vesting Period”).

Subject to the conditions set forth in this Plan and the vesting schedule in the Option Grant Agreement, a Participant may only exercise an Option to the extent that the Option has become vested and has not lapsed under this Plan.

Unless otherwise determined in the Option Grant Agreement, Options will vest, according to a three (3) year vesting schedule, in three (3) equal installments, the first of which will fully vest after one (1) year after the Grant Date and each of the following ones one (1) year after the previous one respectively, as specified in the Option Grant Agreement.

F. Exercise Period

Unless otherwise determined in the Option Grant Agreement and subject to other provisions contained herein, the vested Options may be exercised in whole or in part for a period of five (5) years starting after lapse of the Vesting Period, as specified in the Option Grant Agreement (the “Exercise Period”).

Subject to other provisions contained herein, Options may not be exercised prior to the lapse of the Vesting Period.

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Options, which are not exercised during the Exercise Period, will expire without any compensation becoming due and payable. RELIEF has no obligation to notify Participants in the situation where Options are close to expire. The exercise of Options is in the sole responsibility of the Participants and RELIEF does not assume any liability if Options expire without being exercised.

G. Method of Exercise

During the Exercise Period, Options may, subject to any relevant provisions in the Plan, be exercised in accordance with the following method of exercise: Exchange of Options for Shares against payment of the exercise price in cash.

The Board may, in its sole discretion, provide for additional methods of exercise as outlined above at any time. RELIEF will inform the Participants on the detailed procedures regarding additional methods of exercise prior to the lapse of the Vesting Period.

When Options are exercised, Options shall be exercised by the delivery of a written and signed option exercise notice (the “Option Exercise Notice”) by the Participant (see Appendix 2), setting forth the number of Options exercised.

H. Exchange of Options for Shares against Payment of Exercise Price in Cash

The Participant is entitled, subject to the provisions of the Plan, to receive from RELIEF the number of Shares for which Options are exercised by payment of the exercise price of the related Options (payment of exercise price in cash via wire transfer to RELIEF). The entire exercise price plus any stamp tax or other taxes, duties and commissions, if any, shall be paid at the time the Options are exercised. No Shares shall be delivered pursuant to any exercise of Options until payment in full of the exercise price thereof plus any stamp tax or other taxes, duties and commissions have been received by RELIEF.

I. Date of Execution / Registration in the Share Register

The exercise date will be the latest of the date of receipt of the Option Exercise Notice by RELIEF and the date of receipt of the Exercise Price (the “Exercise Date”). The order to exercise Options shall be executed by RELIEF as soon as practicable.

RELIEF may hold the issuance of the shares until it has obtained from the Participant all requested information that may be necessary to assess the tax treatment of the exercise. The Participant shall provide its full cooperation before and after the Exercise Date for Relief to determine such tax treatment under Swiss and / or foreign regulations.

The Shares acquired upon the exercise of any Options shall be delivered to the Participant’s account within such period as it is compatible with applicable rules and / or procedures of the SIX Swiss Exchange.

By submitting the Option Exercise Notice the Participant declares to acquire the relevant Shares in his or her own name and on his or her own account.

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J. Dividend Payments, Voting, Participation and Property Rights

On Options no dividends are paid and there is no entitlement to participate in the general assembly of RELIEF. As soon as the Options are exercised and Shares have been received, and if the Participant has registered in the share register of RELIEF, all shareholders’ rights may be executed by the Participant.

K. Insider Rules / Rules on Management Transactions

The Participant acknowledges that due to his or her position confidential and privileged information may be conferred upon and/or become otherwise known to him or her from time to time, which, if disclosed to interested persons or known to the public, might have an impact on RELIEF’s share price (the “Insider Knowledge”). The Participant understands and acknowledges that he or she may not exploit and/or disclose Insider Knowledge.

Therefore, the Participant shall, also in connection with the exercise of any Option and / or the sale of any Share acquired upon the exercise of any Option and / or otherwise, at all times comply with the pertinent insider laws and regulations as well with any internal rules applicable to him or her. Accordingly, and notwithstanding anything contained in this Plan and in the documents related thereto, the Participant’s right to exercise any Option and / or to sell any Share acquired upon the exercise of any Option shall be limited accordingly. In case of doubt, the Participant shall seek advice from RELIEF’s finance department in Switzerland.

The Board may, furthermore, in its sole discretion determine or provide for time periods during which Participants are not allowed to exercise any Option.

The Participant is aware that the granting and / or exercising of Options may trigger notification and/or disclosure obligations with respect to him or her under applicable stock exchange rules and regulations. The Participant agrees to comply with any such rules and regulations.

III. TAXES AND SOCIAL SECURITY PAYMENTS

Any taxes or social security charges imposed on the Participant in connection with the grant, vesting, buy-out, acceleration or exercise of Options or the acquisition or ownership of Shares, shall be paid by the Participant. The Participant is personally responsible for reporting the receipt, vesting, exercise of Options or other relevant fact and all matters relating to the purchase of Shares to the appropriate tax and other authorities. For Employees however, in case Options-related benefits are considered to be part of salary, RELIEF or the Affiliates will pay the social costs normally imputable to the employer and it will deduct if applicable the necessary payroll taxes (tax at source) from the employee’s salary. Wealth and / or similar taxes legally due during the holding period of the Options are to be paid by the Participant.

RELIEF will meet all reporting and withholding requirements that may be imposed on it under applicable Swiss tax and social security law. RELIEF does not guarantee the ultimate tax treatment of the Options with respect to taxation, time of taxation (issuance, vesting, buy-out, acceleration, exercise of Options, acquisition of Shares, sale of Shares, etc.), valuation or otherwise.

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To the extent RELIEF pays or is obliged to pay taxes, social security charges or social costs in connection with the grant, vesting, buy-out, acceleration or exercise of Options or the acquisition or ownership of Shares (whether such charges or costs are imputable to the Participant or to RELIEF), such taxes, charges and costs shall be reimbursed to it by the Participant and it may recover such taxes, charges and costs from the Participant in such manner as the Board deems necessary including: (i) deducting or offsetting any amount due by RELIEF to the Participant, including any compensation or remuneration; and/or (ii) requiring the Participant to account directly to RELIEF for such taxes, charges and costs and pay any amount due to RELIEF prior to the delivery of shares pursuant to an Option Exercise Notice.

For the purpose of taxes and social security reporting, the profit realized upon the exercise of an Option is calculated as:

a)	if the shares are held upon receipt (so called exercise-and-hold), the closing share price of RELIEF on the SIX on the Exercise Date, less the Exercise Price; and

b)	if the shares are sold upon receipt (so called exercise-and-sell), the realized share price less the exercise price.

IV. SPECIAL PROVISIONS

A. Termination of Employment

1. Retirement

Upon the termination of employment, as a result of retirement on or after attainment of retirement age pursuant to the law or to a retirement plan of RELIEF or by mutual consent between RELIEF and the respective Participant, such Participant may, notwithstanding the provisions of section II./E., immediately exercise all of his or her Options from the date of termination of employment until twelve (12) months after the date of termination of employment.

2. Written Mutual Termination Agreement

Upon the termination of employment or mandate, as a result of a written mutual termination agreement between RELIEF and the respective Participant, which is explicitly approved by the Committee, the unvested Options will continue to vest. The Participant may, notwithstanding the provisions of section II./F., exercise his or her vested Options until six (6) months after the respective vesting dates.

3. Disability / Death

In the event of termination of employment or mandate as a result of disability (as defined below) or upon the death of a Participant, such Participant or his or her heirs respectively may, notwithstanding the provisions of section II./F., immediately exercise all of his or her Options from the date of termination of employment until twelve (12) months after the date of termination of employment. All Options which are not exercised within such period shall be terminated and thereby forfeited without any compensation becoming due and payable to the Participant or his or her heirs respectively.

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“Disability” shall mean the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability. The determination of whether a Participant has suffered a disability shall be made by the Board and be based upon such evidence as it deems necessary and appropriate in the relevant circumstances.

4. Termination / Resignation

Upon the termination of employment or mandate by RELIEF or any of its Affiliates or deselection by the shareholders or upon voluntary or involuntary resignation from employment or mandate by a Participant, such Participant may only exercise those Options relating to which the Vesting Period has already lapsed as of the date when either RELIEF or the relevant Affiliate or the Participant has given notice to terminate the employment or mandate (including date of deselection) (the “Notice Date”), irrespective of whether and when such employment relationship or mandate is actually terminated by such notice. The Participant may, notwithstanding the provisions of section II./F., exercise these Options until three (3) months after the Notice Date.

Any other Options, i.e. those Options relating to which the Vesting Period has not already lapsed as of the Notice Date (the “Unvested Options”), shall not be exercisable anymore, and accordingly, shall be terminated and thereby forfeited without any compensation becoming due and payable to the Participant.

If the termination of employment by RELIEF or any of its Affiliates affects a significant number of employees irrespective of such employees’ performance, e.g. in situations of collective or mass dismissals, when a business unit or division is sold, in restructuring or reorganization situations or in similar events, the Board may decide in its sole discretion that the Participants concerned may receive a compensation payment for the forfeited Options and / or that all or part of the Options of such Participants may, notwithstanding the provisions of section II./F., be exercised by such Participants within the period and according to the terms and conditions as defined by the Board.

5. Cause

Upon the termination of employment or mandate by RELIEF or any of its Affiliates for cause (as defined below), any and all Options, regardless of whether vested or unvested, shall not be exercisable anymore, and accordingly, shall be terminated and thereby forfeited with immediate effect without any compensation becoming due and payable to the Participant.

“Cause” shall mean any material act or omission, for which the Participant is responsible, and as a consequence of which employer cannot be reasonably in good faith expected to continue the employment or mandate, such as a breach of any material contractual or legal obligations due to willful misconduct or gross negligence, or if the Participant commits a serious crime or a serious act of dishonesty. In addition, Cause shall include any circumstances under which RELIEF or any of its Affiliates terminates an employment relationship for an important reason as set forth in art. 337 CO.

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B. Transfer / Leave of Absence

A transfer of a Participant from RELIEF or an Affiliate to RELIEF or another Affiliate, and a leave of absence, duly authorized in writing by RELIEF, for military service or sickness, or for any other purpose approved by the Board, provided the Participant’s right to reemployment is guaranteed either by statute or by contract, shall not be deemed a termination of employment for the purpose of the Plan. Where the employment, however, is terminated prior to the re-employment of the Participant, then the provisions of section IV./A. shall apply.

In the event of negative tax consequences of a transfer of a Participant from RELIEF or an Affiliate to RELIEF or another Affiliate in another tax jurisdiction, the Board may in its discretion and notwithstanding the provisions of section II./F., accelerate the time when any particular Option held by said Participant may be exercised.

C. Non-Transferability / No Hedging / Confidentiality / Data Protection

1. Transfer Restriction on Options

Without prior written approval of RELIEF and except in the case of death, a Participant shall neither in any way sell, assign, pledge, transfer or dispose in any manner of his or her right pursuant to the Plan, nor transfer by gift or subject to attachment, execution or other similar process.

If RELIEF agrees to a transfer of Options, RELIEF may impose additional conditions or amend the Plan for this specific Participant.

Swiss corporate law, stock exchange rules, insider regulations and other laws and regulations, as well as the articles of association or relevant internal guidelines of RELIEF restrict or may restrict or prohibit the acquisition of Shares by the Participant or the transfer or other disposal of Shares by the Participant and, therefore, prevent or restrict the exercise of Options by a Participant or the disposal of Shares acquired. Any restriction on the transfer of Shares in the articles of association of RELIEF shall equally restrict the acquisition of Shares by a Participant upon exercise of any Option.

2. No Hedging

Except as otherwise provided in the Plan, the Participant may not enter into any transactions having the economic effect of hedging, mitigating or otherwise shifting the risk of price movements of all or any part of his or her Options during the Vesting Period. Non-compliance with this obligation leads to immediate forfeiture without any compensation of any and all of a Participant’s Options relating to which the Vesting Period has not yet lapsed.

3. Confidentiality

This Plan and any related documents and agreements are trade secrets of RELIEF and shall be kept confidential. Any disclosure to third parties shall, unless required by law, only be permitted with written approval of the Board.

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4. Data Protection

A Participant hereby authorizes the Board to obtain, hold and process personal data or provide such persons, whether in Switzerland or abroad, as the Board considers necessary with any personal data relevant to the Plan (and the holding and processing of any personal data by any such person). The Participant agrees in particular that his or her personal data related to the Plan is transferred under appropriate confidentiality agreements to potential investors and certain service providers of RELIEF.

D. Forfeiture Provisions

Any and all options (whether vested or not), shall lapse and become null and void immediately if

a)	the Participant breaches a non-compete obligation in the employment or mandate agreement between the Participant and RELIEF or any Affiliates;

b)	the Participant induces, solicits, or encourages any Employee to join any other business that competes with RELIEF;

c)

the Participant directly or indirectly uses, discloses or disseminates to any other person or entity, or otherwise employs any confidential information in breach of a confidentiality obligation owed to RELIEF or any Affiliates; or

d)	the Participant commits a criminal act against RELIEF or any Affiliates.

The Board may waive any of these conditions in its sole discretion.

E. No Right of Continued Employment

Neither the establishment of the Plan, nor the granting of Options, nor the payment of any benefits nor any action of RELIEF or of the Board, the Committee, the Administrator or any other body of RELIEF or an Affiliate shall be held or construed to confer upon any Participant any right (legal or otherwise) to be continued in the employ of RELIEF or its Affiliates. Each company expressly reserves the right to discharge any Employee whenever the interests of any such company as determined in its sole discretion may so require, without liability to such company or the Board, the Committee, the Administrator or any other body of RELIEF or an Affiliate, except as to any rights which may be expressly conferred upon such Employee under the Plan.

F. No Right of Continued Option Grant

Neither the establishment of the Plan nor the granting of Options, nor the payment of any benefits nor any action of RELIEF or of the Board, the Committee, the Administrator or any other body of RELIEF or an Affiliate shall be held or construed to confer upon any Participant any right (legal or otherwise) to the continued grant of Options. The granting of Options shall constitute voluntary contributions, even where repeatedly made. In this regard, RELIEF expressly reserves the right to discontinue any such Option grants at any time without notice.

G. Investment Opportunity

The benefits received by a Participant under the Plan are not a constituent part of the Participant’s salary, remuneration or compensation, but are considered to be an investment opportunity offered by RELIEF to selected Employees that can be rejected by a Participant at any time.

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H. Recapitalization of RELIEF or Extraordinary Dividends

In the event that the shareholders of RELIEF or the Board or any other competent body of RELIEF shall decide upon any stock dividend, extraordinary cash dividend, recapitalization, variation in the share capital including a split or reverse split of the Shares, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, options or rights offering to purchase Shares at a price substantially below fair market value (as defined below), or other similar corporate events affect the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board shall accordingly, at its discretion, adjust any and all of the number and kind of Shares which thereafter may be optioned under the Plan, the number and kind of Shares subject to outstanding Options and / or the exercise price with respect to any Option and / or, if deemed appropriate, make provision for a cash payment to a Participant who has outstanding Options.

The “Fair Market Value” of Shares shall mean, as of any relevant date, the average of the highest and the lowest price quoted for a Share trading on the SIX Swiss Exchange on the relevant day or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided that no Fair Market Value can be determined for any date, the Fair Market Value shall be determined by the Board by whatever means or method as the Board, in the good faith exercise of its discretion, shall at such time deem appropriate.

I. Change in Control / Liquidation / Transfer Event / Restructuring

In the case of the liquidation of RELIEF or a change in control (as defined below) of RELIEF, the Board may, at its discretion, accelerate the vesting so that the Options will become immediately exercisable before the occurrence of a change in control (as defined below) or a transfer event (as defined below). In such case, the Participant shall receive the intrinsic value of the Options, such value being the difference between the real value (as defined herein below) of the Shares and the exercise price. The decision of the Board is fully discretionary.

A “Change in Control” shall be deemed to occur where:

a)

any person or any group of persons directly or indirectly purchases or otherwise becomes the beneficial owner or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition) of voting securities representing more than 50% of the combined voting power of all outstanding voting securities of RELIEF; or

b)

the shareholders of RELIEF approve an agreement to merge or consolidate RELIEF with or into another corporation (and such other corporation also approves such agreement) as a result of which less than 50 % of the outstanding voting securities of the surviving or resulting entity are or will be owned by the former stockholders of RELIEF; or

c)	the shareholders of RELIEF approve the sale of all or substantially all of RELIEF’s business and / or assets to a person or entity which is not a wholly-owned subsidiary of RELIEF.

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The “Real Value” of the Shares shall mean the following:

a)

If a Change in Control as defined in section IV./I. a) occurs: the price paid by the party acquiring the Shares or, if the acquiring party is obliged to make a take-over bid under the applicable laws and regulations, the price offered in such take-over bid.

b)	If a Change in Control as defined in section IV./I. b) occurs: the valuation of the Shares contained in the merger agreement.

c)

Under all other sections of the Plan (including section IV./I. c) as well as in section IV./I. a) and b) if the valuation of the Shares according to section (a) and (b) above is bona fide not possible): the Fair Market Value according to section IV./H. on the relevant day.

Alternatively, in particular if RELIEF will be dissolved and if the business of RELIEF will be integrated into another company as a result of the Change in Control, the Board may, at its discretion, decide to adjust the Options in the sense that the Participants may exercise the Options with respect to shares of such other company rather than with respect to Shares of RELIEF. When doing so, the Board shall adjust the parameters of the Options so that the value of the Options will be maintained to the fullest extent possible.

If a Participant’s employment terminates because of a transfer event (as defined below) the Board may, at its discretion, accelerate the vesting date for part or all of the unvested Options and/or to relax any provisions relating to forfeiture. The Board will determine when and whether a transfer event has occurred.

A “Transfer Event” shall be deemed to occur where:

a)	the company employing the Participant ceases to be an Affiliate; or

b)	an undertaking or part of an undertaking in which the Participant is employed is transferred or sold to a person or entity other than RELIEF or an Affiliate.

If the Board decides on a restructuring of RELIEF, the Participants may be required to swap their Options against equivalent options on the shares of such other company as the Board may decide. The decision of the Board is fully discretionary. Such option swap shall not lead, to the fullest extent possible, to a dilution of the benefits acquired by a Participant under the Plan previous to such restructuring.

J. U.S. Selling Restrictions

The Options and the Shares acquired upon exercise of the Options have not been and will not be registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered, sold or otherwise delivered within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the Securities Act), except in certain transactions exempt from the registration requirements of the Securities Act. With respect to any Participant resident in the United States,

a)

such Participant will either (i) be granted Options under Rule 701 under the Securities Act or (ii) be required to represent at the time of grant and the time of exercise of the Options that he or she is an “accredited investor” within the meaning of Rule 501 (a) of Regulation D under the Securities Act and is acquiring the Options and / or the Shares for his or her own account and to make such other representations as may be appropriate to establish the availability of an exemption from registration under the Securities Act; and

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b)	such Participant will agree that it will not reoffer or resell any Shares, except in accordance with Regulation S under the Securities Act (such as a market transaction on the SIX Swiss Exchange).

V. CONSENT TO TERMS AND CONDITIONS OF THE PLAN

By accepting grants and / or offerings and / or any other benefits under this Plan, a Participant fully agrees to the terms and conditions of this Plan.

By accepting grants or any other benefits under this Plan, a Participant is aware of and agrees that:

a)

RELIEF or any Affiliate may furnish to RELIEF or any third party such personal information and data as may be required or deemed appropriate by RELIEF to facilitate the implementation, administration or management of the Plan;

b)

RELIEF or any Affiliate may transfer personal data to any place outside the country in which such Participant works as RELIEF shall consider necessary for purposes related to such Participant’s participation in the Plan. Such transfer may also be made to a country outside the EU, in particular to the United States; and

c)

the future value of the Shares underlying the Options is unknown and cannot be predicted and that if the Shares underlying the Options do not increase in value, the Options will have a lower value than today or even no value at the end of the Vesting Period and / or the Exercise Period.

VI. AMENDMENT / APPLICABLE LAW AND JURISDICTION

A. Amendments to or Cancellation of the Equity Awards Program / Sub-Plans

The Board may, in its sole discretion, suspend or terminate the Plan, reconstitute the Plan in whole or in part, or revise the Plan in any respect whatsoever, except that no change shall be made in the terms of any prior grant of Options which would materially decrease the benefits under this Plan without the members of the Board and Employees’ consent, unless such change is required to comply with applicable law. Notwithstanding the foregoing and the following provisions, any terms and provisions of the Plan relating to the exercise price and the number and class of securities issuable shall be subject to appropriate adjustment in the event of any recapitalization, merger, consolidation, disposition of property or stock, separation, reorganization, stock dividend, issuance rights, combination or split-up or exchange of shares, or the like.

With respect to Participants, if any, who reside or work outside Switzerland, the Board may, in its sole discretion, amend the terms of the Plan with respect to such Participants or establish one or more sub-plans in order to conform such terms with the provisions of local law and / or to permit such Participants to benefit from favorable local tax and / or social security regimes. The Board reserves the right to make any amendments to the Plan if, in the sole discretion of the Board, such amendments become necessary or advisable as a result of changes in law or regulation, to prevent any Option from becoming subject to the provisions of Section 409A or Section 457A of the U.S. Internal Revenue Code of 1986, as amended from time to time, or to avoid the imposition of any additional tax under Section 409A or Section 457A.

Stock Option Plan 2021, RELIEF THERAPEUTICS Holding Ltd.	15

B. Compliance with Articles of Association / Severability

Any provision of the Plan shall be understood and interpreted in full compliance with the RELIEF’s articles of association and with applicable laws.

The invalidity or non-enforceability of any one or more provisions contained in the Plan will not affect the validity or enforceability of the Plan, which will remain in full force and effect.

C. Applicable Law

The Plan and any related document shall be governed by and construed in accordance with the laws of Switzerland.

D. Jurisdiction

Unless the courts at the place where the Participant habitually carries out his or her work have mandatory jurisdiction according to the law in that place, any disputes arising under or in connection with the Plan shall be resolved exclusively by the competent courts located at the domicile of RELIEF, Switzerland.

VII. EFFECTIVE DATE

This Plan is approved by the Board and shall be effective as of August 24, 2021.

Raghuram Selvaraju
Chairman of the Board of Directors

Jack Weinstein
Chief Financial Officer

Jeremy Meinen
VP Finance

Annex 1: Option Grant Agreement	16

APPENDIX 1: OPTION GRANT AGREEMENT

(Capitalized terms shall have the same meaning as defined in the Stock Option Plan (the “Plan”))

RELIEF THERAPEUTICS Holding Ltd.

STOCK OPTION PLAN 2021

Dear [•]

We are pleased to inform you that pursuant to the RELIEF Stock Option Plan (“Plan”), subject to the terms and conditions of the Plan including the country specific addendum, if any, and this Option Grant Agreement, RELIEF hereby grants you

[number] (in words [•]) Options

which entitle you, upon the terms and conditions contained herein and in the Plan, to buy an equal number of Shares of Relief.

Grant Date:

Exercise Price per one (1) Option:	CHF

Option Term:	Maximum 8 years; from Grant Date to end of Exercise Period

Vesting Period:	for [number 1/3] Options: Grant Date – [Day/Month] 2022 for [number 1/3] Options: Grant Date – [Day/Month] 2023 for [number 1/3] Options: Grant Date – [Day/Month] 2024

Exercise Period:	for [number 1/3] Options: [Day/Month] 2022 – [Day/Month] 2027 for [number 1/3] Options: [Day/Month] 2023 – [Day/Month] 2028 for [number 1/3] Options: [Day/Month] 2024 – [Day/Month] 2029

Subject to other limitations set forth in the Plan, the Options may be exercised, in whole or in part, at any time during the Exercise Period. Options which are not exercised during the Exercise Period shall expire without any compensation being payable.

Annex 2: Option Exercise Notice	17

By countersigning and returning this Option Grant Agreement, I understand and agree that:

•

the Options are subject to a Vesting Period as outlined above, during which they cannot be exercised and during which I may lose the Options upon occurrence of certain circumstances as specified in the Plan without being entitled to any compensation;

•	the Options cannot be sold, transferred, given, assigned, pledged or otherwise encumbered or divested of whether voluntarily or by operation of law, except by will or by provisions of inheritance law;

•

neither the establishment of the Plan, nor the granting of Options, nor the payment of any benefits, nor any action of RELIEF or of the Board, the Committee, the Administrator or any other body of RELIEF or an Affiliate shall be held or construed to confer upon me any right (legal or otherwise) to be continued in the employ of RELIEF or any of its Affiliates or any right to the continued granting of Options;

•

the granting of Options shall constitute a discretionary and voluntary contribution (art. 322d CO), even where repeatedly made and that RELIEF and any of its Affiliates expressly reserve the right to discontinue any such Option grants at any time without notice;

•

the benefits received under the Plan are not a constituent part of my salary, remuneration or compensation, but are considered to be an investment opportunity offered by RELIEF to selected Employees that can be rejected by me. Accordingly, the benefits offered under the Plan and this Option Grant Agreement are not to be taken into account for purposes of calculating any severance, resignation, redundancy, or end of service payments, or any bonuses, long-service awards, pension or retirement benefits or similar payments;

•

RELIEF or any Affiliate may furnish to RELIEF or any third party such personal information and data as may be required or deemed appropriate by RELIEF to facilitate the implementation, administration or management of the Plan. I also consent to the transfer of my personal data to any place outside the country in which I work as RELIEF shall consider necessary for purposes related to my participation in the Plan;

•

benefits realized from the Options offered under the Plan are generally considered taxable income at the time of grant and / or vesting and / or exercise of the Options. It is understood that the correct declaration of the taxable income is solely my responsibility. I agree to the deduction of the employee’s share in the social security contributions from any relevant payment, if and to the extent applicable;

•

the grant and / or the exercise of the Options and / or the sale of the Shares acquired upon the exercise of the Options may trigger notification obligations for my part under applicable stock exchange rules and regulations and I agree to comply with such rules and regulations;

•

the future value of the Shares underlying the Options is unknown and cannot be predicted and that if the Shares underlying the Options do not increase in value, the Options will have a lower value than today or even no value at the end of the Vesting Period and / or the Exercise Period.

•

unless the courts at the place where I habitually carry out my work have mandatory jurisdiction according to the law in that place, any disputes arising under or in connection with the Plan shall be resolved exclusively by the competent courts located at the domicile of RELIEF, Switzerland.

Annex 2: Option Exercise Notice	18

•	I confirm that I have reviewed the Plan rules and this Option Grant Agreement and I herewith agree to all terms and conditions of the Plan and this Option Grant Agreement.

Please indicate to which address any future correspondence should be sent (check one):

☐	Internal RELIEF address	☐	Private address as follows:

By choosing an address, you acknowledge and agree that until further notice from you – which may be given at any time – any correspondence under the Plan will be sent to the address stated above.

Please return the original signed copy of this Option Grant Agreement to:

RELIEF THERAPEUTICS Holding Ltd.

Attn. Finance Department

avenue de Sécheron 15

1202 Genève

on or before [DATE] at the latest.

IMPORTANT NOTICE:

In the event that you fail to deliver this fully executed Option Grant Agreement to RELIEF on or before the date specified above, RELIEF may assume that you do not accept the granting of Options under the Plan. AS A RESULT, THE GRANTING OF OPTIONS UNDER THIS OPTION GRANT AGREEMENT SHALL BE DEEMED FORFEITED AND RELIEF WILL HAVE NO FURTHER OBLIGATIONS UNDER THE PLAN AND THIS OPTION GRANT AGREEMENT.

RELIEF THERAPEUTICS Holding Ltd.:
signature

place, date	signatory name

Accepted and agreed:
signature

place, date	employee name

Annex 2: Option Exercise Notice	19

APPENDIX 2: OPTION EXERCISE NOTICE

(Capitalized terms shall have the same meaning as defined in the Stock Option Plan (the “Plan”))

RELIEF THERAPEUTICS HOLDING Ltd.

STOCK OPTION PLAN 2021

To:

RELIEF THERAPEUTICS Holding Ltd.

Attn. Finance Department

avenue de Sécheron 15

1202 Genève

From:

insert name and address

I hereby exercise my vested Options in accordance with and under the terms and conditions of the Plan and my Option Grant Agreement, as follows:

Number of Options exercised in total:	Options
Exercise Price per Option:	CHF
Grant Date:

I confirm that I have paid to RELIEF the full Exercise price of the Options in the amount of total CHF                                .

I hereby instruct and authorize each of RELIEF to execute any transaction relating to the exercise of my Options in my name and on my behalf and account.

I declare that once I have received any Shares under the Plan, I will treat such Shares as my legal and economic property and not on a fiduciary basis or otherwise for any third party.

Participant:

Place, date	Signature